UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 17, 2014

SOLITARIO EXPLORATION & ROYALTY CORP.

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	001-32978 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(303) 534-1030

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	Unregistered Sales of Securities

Solitario Exploration & Royalty Corp. (“Solitario”) has received irrevocable commitments to purchase shares of Solitario common stock in a private placement conducted by Solitario (the “Offering”). Solitario received the first such commitment on February 17, 2014. In total, Solitario received commitments to purchase 1,600,000 shares of common stock (the “Shares”) at US $1.05 per share for aggregate consideration of $1,680,000 in the Offering. Solitario retained Haywood Securities, Inc. of Vancouver, British Columbia, Canada (“Haywood”) to serve as a placement agent in connection with the portion of the Offering conducted in Canada and has agreed to pay Haywood a fee of $50,000 for the sale effected to the single Canadian investor that participated in the Offering.

For all offers and sales effected within the United States or to U.S. persons Solitario relied on the exemptions from registration set forth in Section 4(a)(2) under the Securities Act of 1933, as amended (the “1933 Act”) and Rule 506(b) promulgated thereunder. In connection with such offers and sales Solitario: (i) did not engage in any public advertising or general solicitation in connection with the Offering; (ii) reasonably believed that each investor was sophisticated and an “accredited investor” as defined in Rule 501(a) promulgated under the 1933 Act and understood the risks of acquiring the Shares; and (iii) believed that each investor is acquiring the Shares for investment purposes. Solitario received an irrevocable commitment from a single Canadian investor in the Offering and such offer and sale was effected outside the United States pursuant to Regulation S promulgated under the 1933 Act. No officers, directors or other affiliates of Solitario participated in the Offering.

The closing of the Offering is subject to the filing of additional listing applications with the NYSE MKT and the Toronto Stock Exchange, (collectively the “Exchanges”) and to all necessary approvals of the Exchanges.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
Exhibits	Exhibit Description

99.1	Press Release dated February 21, 2014 announcing commitments for $1,680,000 private placement

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 21, 2014

Solitario Exploration & Royalty Corp.

By:	/s/ James R. Maronick
James R. Maronick, Chief Financial Officer